                                                                     Exhibit 1.2


                                                                November 3, 2003



Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005-2858

and

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

and

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

On behalf of yourselves and as representatives of the several Underwriters who are parties to the Underwriting Agreement dated September 26, 2003

Ladies and Gentlemen:

         NTL Incorporated, a Delaware corporation (the "COMPANY"), has entered into an Underwriting Agreement dated as of September 26, 2003 (the "UNDERWRITING AGREEMENT") with Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC and UBS Securities LLC, as Underwriters. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Underwriting Agreement.

         WHEREAS, the parties hereto desire to amend the Underwriting Agreement in order to (i) provide for an increase in the size of the Total Underwriter Commitment, (ii) clarify and confirm certain pricing terms of the Rights Offering contemplated under Schedule III of the Underwriting Agreement and (iii) confirm the Underwriter Information in the Offer Prospectus set forth in Section 1(b) of the Underwriting Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Total Underwriter Commitment is $1,125,000,000. Schedule I to the Underwriting Agreement is replaced with the amended Schedule I attached hereto.

         2. Section 2(d) of the Underwriting Agreement is amended to change the word "13th" to "14th".

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         3.     Section 3(d) of the Underwriting Agreement is deleted and
replaced with the following: "The Total Underwriter Commitment shall be $1,125,000,000 and the Participating Purchasers' Commitment (as defined in
Section 7(a)(ix)) shall be no less than $305,000,000. The name of each Underwriter, its Underwriter Commitment and the Total Underwriter Commitment shall be set forth in the "Underwriting" section of the Offer Prospectus."

         4. The Total Offering Size is $1,430,000,000. Schedule II to the Underwriting Agreement is replaced with the amended Schedule II attached hereto. The fees payable pursuant to Section 3(b) of the Underwriting Agreement shall be payable on the Closing Date or, if no shares are allotted to the Underwriters, then on the Determination Date or as soon as practicable thereafter, but not later than two business days following the Determination Date.

         5. The final two sentences of Section 3(e) of the Underwriting Agreement are deleted. Schedule III to the Underwriting Agreement is replaced with the amended Schedule III attached hereto.

         6. The definition of Underwriter Information in Section 1(b) of the Underwriting Agreement is amended by replacing references to the Initial Prospectus to the following references to the Prospectus: the first, second, third, fourth and seventh complete paragraphs on page 171 under the caption "Underwriting."

         7. Except as expressly modified herein, the Underwriting Agreement remains in full force and effect.

         8. The Lead Underwriters have received the letter agreements dated October 31, 2003 from the Participating Purchasers relating to the Participating Purchase Agreements. In accordance with Section 5(i) of the Underwriting Agreement, the Lead Underwriters consent to the terms of these letters.

         9. For the purposes of Section 8(a) of the Underwriting Agreement, the Company hereby confirms in writing its request, for purposes of compliance with state securities laws within the United States, that each of the Lead Underwriters (a) agree to include disclosure in the Prospectus deeming offers and sales of Company shares to be made by each of Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. in any state in which offers or sales of Company shares associated with the exercise of rights are required to be made by a licensed broker or dealer and (b) agree to provide a transmittal letter, from each of Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., to be distributed with the Prospectus in any state in which offers or sales of Company shares or rights are required to be made by a licensed broker or dealer.

         10. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.




                                             NTL Incorporated


                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:



Deutsche Bank Securities Inc.


By:
   -----------------------------------------
    Name:
    Title:


By:
   -----------------------------------------
    Name:
    Title:




---------------------------------------------
(Goldman, Sachs & Co.)



J.P. Morgan Securities Inc.


By:
   -----------------------------------------
    Name:
    Title:


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

Morgan Stanley & Co. Incorporated


By:
   -----------------------------------------
    Name:
    Title:


Banc of America Securities LLC


By:
   -----------------------------------------
    Name:
    Title:


Credit Suisse First Boston LLC


By:
   -----------------------------------------
    Name:
    Title:


UBS Securities LLC


By:
   -----------------------------------------
    Name:
    Title:


By:
   -----------------------------------------
    Name:
    Title:



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

                                   SCHEDULE I


                   UNDERWRITER                      AMOUNT OF COMMITMENT
                   -----------                      --------------------
Deutsche Bank Securities Inc.............................$  300,000,000
Goldman, Sachs & Co......................................$  300,000,000
J.P. Morgan Securities Inc...............................$  300,000,000
Morgan Stanley & Co. Incorporated .......................$   90,000,000
Banc of America Securities LLC ..........................$   45,000,000
Credit Suisse First Boston LLC ..........................$   45,000,000
UBS Securities LLC ......................................$   45,000,000
                                                         --------------
TOTAL UNDERWRITER COMMITMENT                             $1,125,000,000
----------------------------

                               SCHEDULE II - FEES

         MANAGEMENT FEE:

         The Company shall pay to the Underwriters an amount equal to 1.00% (the "MANAGEMENT FEE") of the greater of (a) the aggregate size of the Rights Offering as at the date of this Agreement and (b) the aggregate size of the Rights Offering as at the Effective Date, (the "TOTAL OFFERING SIZE"); provided that such Management Fee shall not exceed $10,500,000.

         UNDERWRITING FEE:

         The Company shall pay to the Underwriters an amount equal to a percentage of the Total Underwriter Commitment as reflected in the Offer Prospectus (the "UNDERWRITING FEE"). The relevant percentage shall be 3.0%.

         DISCRETIONARY FEE:

         An additional fee of 0.25% of the Total Offering Size may be paid to the Underwriters at the sole discretion of the Company, such additional fee to be determined at the first board meeting of the Company following the Closing Date (the "DISCRETIONARY FEE").



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

                          SCHEDULE III - PRICING TERMS

         PURCHASE PRICE CALCULATION

         The Purchase Price for the Shares will be determined in accordance with the following:

P = R x (1-D) - (S x D) / SO

Where    P = Purchase Price

R = Reference Price; which shall be determined by the Company and the Lead Underwriters on the Pricing Date and shall be either (i) the volume weighted average price for the Company's common stock (''VWAP'') for the three most recent completed trading days (which may include the Pricing Date) prior to determination of the Reference Price on the Pricing Date or (ii) the last bid price on the Pricing Date.

D = Discount to TERP = 25% (the "DISCOUNT").

S = Size of the Rights Offering in total = $1,430,000,000.


SO = Shares of common stock of the Company outstanding immediately prior to the calculation of the Purchase Price.

         PRICE CEILING

         Notwithstanding anything to the contrary in this Schedule III, the Purchase Price per Share shall not exceed the greater of (i) $40.00 and (ii) the amount calculated by applying a 30% discount to the TERP.


         TERP shall be calculated as follows:

         TERP =  (SO x R) + (NS x P)
                 -------------------
                       SO + NS

                  Where    SO = Shares of common stock of the Company
                                outstanding immediately prior to the
                                calculation of the Purchase Price.

                           R  = Reference Price, calculated above.

                           NS = Total number of shares to be issued in the
                                Rights Offering.

                           P  = Purchase Price.








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